UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

ANDEAVOR LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 22, 2017, Andeavor Logistics LP (the “Partnership”) filed a prospectus supplement, dated August 22, 2017, with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which forms a part of the previously filed Registration Statement on Form S-3 (Registration No. 333-206168). The prospectus supplement was filed in connection with the requirements under the Partnership’s previously reported Equity Distribution Agreement, among the Partnership and Tesoro Logistics GP, LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.
In connection with the filing of such prospectus supplement, we are filing as Exhibit 8.1 to this Current Report on Form 8-K an opinion of our counsel, Norton Rose Fulbright US LLP, relating to certain tax matters.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
8.1	Opinion of Norton Rose Fulbright US LLP relating to tax matters.
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2017

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/s/ BLANE W. PEERY
Blane W. Peery Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Description
8.1	Opinion of Norton Rose Fulbright US LLP relating to tax matters.
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).